Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of Twin Cities Power Holdings, LLC of our report dated December 19, 2011, relating to the combined financial statements of Twin Cities Power, LLC and Affiliates as of and for the years ended December 31, 2010 and 2009, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
February 9, 2012